EXHIBIT 1.A(13)(p)

[ ] Pruco Life Insurance Company
[ ] Pruco Life Insurance Company of New Jersey


Insured                                    Rider for Policy No.


_______________________________________    ____________________________________

TERMINATION OF BENEFIT

We agree that the benefit______________________________________________________
_________________________________ , will end as of____________________________.
Then all references in this contract to that benefit will no longer apply. The premium for that benefit will not be payable on or after that date.


                             RIDER ATTACHED TO AND MADE A PART OF THIS CONTRACT

                             Signed for the Company,

                             By /s/ SPECIMEN
                                     Secretary

                             Date                         Attest
                             --------------------------------------------------

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PLIY 24--82                                                    Printed in U.S.A.
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                                     II-218